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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

            This will confirm the agreement by and among all of the undersigned that Amendment No. 1 to Schedule 13D filed on or about this date with respect to the beneficial ownership by the undersigned of shares of the common stock, par value $.01 per share, of MLC Holdings, Inc. is being filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Dated: December 15, 1998

TC LEASING, LLC                           THAYER EQUITY INVESTORS III, L.P.

By: /s/ DOUGLAS H. GILBERT                By:     TC Equity Partners, L.L.C. its
   ---------------------------                    General Partner
    Name: Douglas H. Gilbert
    Authorized Representative             By: /s/ FREDERIC V. MALEK
                                             ----------------------
                                             Frederic V. Malek
                                             Member


                                           /s/ PAUL G. STERN
TC EQUITY PARTNERS, L.L.C.                 -----------------------
                                             Paul G. Stern

By:  /s/ FREDERIC V. MALEK
    ----------------------
      Frederic V. Malek                    /s/ CARL J. RICKERTSEN
      Member                               -----------------------
                                             Carl J. Rickertsen

                                            /s/ FREDERIC V. MALEK
                                           -----------------------
                                             Frederic V. Malek